Exhibit 99.1
FOR IMMEDIATE RELEASE

Investors:	Media:
Ria Marie Carlson (714) 382-4400	Chris Kelly (714) 382-3355
ria.carlson@ingrammicro.com	chris.kelly@ingrammicro.com
Kay Leyba (714) 382-4175
kay.leyba@ingrammicro.com

INGRAM MICRO RECONFIRMS FINANCIAL GUIDANCE
IN ADVANCE OF INVESTOR EVENT

Company to discuss plans for continued growth and enhanced profitability at its investor event tomorrow

     SANTA ANA, Calif., March 8, 2006 – Ingram Micro Inc. (NYSE: IM), the world’s largest IT distributor, will provide an update on corporate strategy and financial guidance at its Investor and Analyst Day, to be held tomorrow at the company’s corporate headquarters in Santa Ana, Calif.

     The event will include presentations by corporate and regional management, and feature a panel discussion with customers from around the world. In anticipation of the meeting, the company reconfirmed sales and income guidance for the first quarter (ending April 1, 2006), which were originally announced on February 14, 2006. This guidance, based on the company’s current expectations and internal forecasts, are forward-looking and actual results may differ materially, as outlined in the company's periodic filings with the Securities and Exchange Commission.

  Sales are expected to range from $7.3 to $7.5 billion.

  Net income is expected to range from $54 to $59 million, or $0.32 to $0.35 per diluted share, which includes approximately $8 million or $0.03 per diluted share for the currently estimated amount of non-cash stock-based compensation expense resulting from the expected adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. For comparison purposes, this expense was not included in 2005 results.

     “We’re comfortable with the first-quarter guidance we gave last month,” said Bill Humes, executive vice president and chief financial officer. “Demand is stable and our regions continue to perform well. We’re expecting solid year-over-year growth, keeping in mind that sales comparisons to the prior year will be affected by the translation impact of weaker European currencies, which are approximately 7-percent softer than this time last year.”

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2-2-2 Ingram Micro Reconfirms Financial Expectations in Advance of Investor Event

     Greg Spierkel, chief executive officer, said that the company expects to improve upon its achievements of 2005, which generated record fourth-quarter net income and the highest annual sales levels in five years.

     “2005 was a great year, and we’re driving toward an even better performance in 2006,” he added. “Every region has opportunities for top-line growth and operating margin expansion. Our goal is to grow faster than IT spending in each of our markets, with operating income growth outpacing sales growth.”

     He added: “We are intensely focused on delivering better returns for our shareholders. We believe the best way to do this in the near-term is to invest in our growth. Our strategic initiatives are designed to strengthen our leadership position in key business segments, while maintaining returns on invested capital above the weighted average cost of capital.”

     Ingram Micro’s Investor and Analyst Day will be webcast live from 9 a.m. to 1 p.m. PT (noon to 4 p.m. ET) tomorrow on the company’s Web site at www.ingrammicro.com (Investor Relations section). An archived version of the webcast will be available on the site for approximately one week after the conclusion of the meeting.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

     The matters in this press release that are forward-looking statements, including but not limited to statements about future revenues, sales levels, operating income, margins, integration costs, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on Ingram Micro's business, financial condition and results of operations, including, without limitation: (1) we continue to experience intense competition across all markets for our products and services; (2) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (3) we operate a global business that exposes us to risks associated with international activities; (4) we are dependent on a variety of information systems and a failure of these systems as well as infrastructure could disrupt our business and harm our reputation and net sales; (5) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (6) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates and operating margins and we may be required to pay additional tax assessments; (7) we cannot predict what loss, if any, we might incur as a result of the SEC and U.S. Attorney’s inquiries we have received; (8) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (9) if a downturn in economic conditions for the IT industry were to occur and continue for a long period of time, it would likely have an adverse impact on our business; (10) we have significant credit exposure to our reseller customers and negative trends in their businesses could cause us significant credit loss; (11) we are subject to the risk that our inventory values may decline and protective terms under supplier agreements may not adequately cover the decline in values; (12) future terrorist or military actions could result in disruption to our operations or loss of assets in certain markets or globally; (13) failure to retain and recruit key personnel would harm our ability to meet key objectives; (14) we face a variety of risks with outsourcing arrangements; (15) changes in our credit rating, or other market factors may increase our interest expense or other costs of capital, or capital may not be available to us on acceptable terms to fund our working capital needs; (16) rapid changes in the operating environment for IT distributors have placed significant strain on our business, and we offer no assurance that our ability to manage future adverse industry trends will be successful; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; and (19) we are dependent on third-party shipping companies for the delivery of our products.

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3-3-3 Ingram Micro Reconfirms Financial Expectations in Advance of Investor Event

     Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Exhibit 99.01 of Ingram Micro's Annual Report on Form 10-K for the year ended January 1, 2005; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings. Ingram Micro disclaims any duty to update any forward-looking statements.

About Ingram Micro Inc.

     As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistic services, technical support, financial services, and product aggregation and distribution. The company serves 100 countries and is the only global broadline IT distributor in Asia. For more information, visit www.ingrammicro.com.

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06-08

©2006 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

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